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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2001

Chiron Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4560 Horton Street, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountants.

    KPMG LLP is currently the principal accountants for Chiron Corporation (the "Registrant"). On December 6, 2001, it was determined that KPMG LLP's appointment as principal accountants would cease following the completion of the audit of the Registrant's financial statements for the fiscal year ending December 31, 2001 and Ernst & Young LLP was engaged to serve as principal accountants effective for the fiscal year commencing January 1, 2002. The decision to change accountants was approved by the audit committee of the Registrant.

    During the Registrant's two most recent fiscal years ended December 31, 2000, and the subsequent interim period through December 6, 2001, there were no disagreements between the Registrant and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused KPMG LLP to make reference in connection with their opinion to the subject matter of the disagreement.

    The audit reports of KPMG LLP on the consolidated financial statements of Chiron Corporation and subsidiaries as of and for the fiscal years ended December 31, 1999 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG LLP is attached as Exhibit 16.1.

    During the Registrant's two most recent fiscal years ended December 31, 2000 and the subsequent interim period through December 6, 2001, the Registrant did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K, except as follows:

    Ernst & Young LLP was engaged in July 2001 to assist the Registrant in the identification of the accounting, tax and economic impacts of a proposed leasing transaction which is expected to be completed in 2002, and to provide overall transaction coordination services. KPMG has been and continues to be consulted on application of accounting principles regarding this proposed leasing transaction.

Item 7. Financial Statements, Pro Forma

  Financial Information and Exhibits

  (c)
  Exhibits

EXHIBIT NUMBER

16.1
Letter of KPMG LLP regarding change in certifying accountant.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
Date: December 13, 2001	By:	/s/ WILLIAM G. GREEN William G. Green Senior Vice President, General Counsel and Secretary

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SIGNATURES